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                                   Exhibit 21

                           Subsidiaries of Registrant


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                         SUBSIDIARIES OF THE REGISTRANT
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                                                                                         Percent       State of
                                                                                           of        Incorporation
                   Parent                                   Subsidiary                  Ownership   or Organization
                   ------                                   ----------                  ---------   ---------------

WesterFed Financial Corporation              Western Federal Savings Bank of Montana      100%         Federal
Western Federal Savings Bank of Montana      Monte Mac I                                  100%         Montana
Western Federal Savings Bank of Montana      WesterFed Financial Corporation              100%         Montana
Western Federal Savings Bank of Montana      Service Corporation of Montana               100%         Montana
Western Federal Savings Bank of Montana      WesterFed Insurance Services, Inc.           100%         Montana
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